Exhibit 99.1

TCP CAPITAL CORP. RAISES DIVIDEND TO $0.35 PER SHARE AND
ANNOUNCES QUARTER ENDED JUNE 30, 2012 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.40 PER SHARE

SANTA MONICA, Calif., August 9, 2012 – TCP Capital Corp. (“TCPC” or the “Company”), a business development company that is publicly traded on the NASDAQ Global Select Market (NASDAQ: TCPC), announced today its results for the second quarter ended June 30, 2012 and filed with the U.S. Securities and Exchange Commission on Form 10-Q consolidated financial statements for the three and six months ended June 30, 2012.

On April 2, 2012, Special Value Continuation Fund, LLC (“SVCF”) converted from a Delaware limited liability company into a Delaware corporation and elected to be treated as a business development company under the Investment Company Act of 1940, as amended. Through this conversion, which we refer to as the BDC Conversion, TCP Capital Corp. assumed the business activities of SVCF(1). On April 3, 2012, we priced our initial public offering and sold 5,750,000 shares of our common stock at a price of $14.75 per share. Our shares began trading on April 4, 2012. Net of underwriting fees and offering costs, we raised total proceeds of approximately $81 million.

“We are pleased with the results from our first quarter as a public company,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz.  “The existing portfolio’s performance and the effective deployment of a significant portion of our IPO proceeds generated higher net investment income that enabled us to raise TCPC’s quarterly dividend.”

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2012 was $8.5 million after preferred dividends, or $0.40 per share, compared to recurring net investment income per share of $0.36 per share for the quarter ended March 31, 2012 on a pro forma basis after giving effect to the BDC Conversion and our initial public offering and excluding a special portfolio company dividend, expenses for professional fees related to the BDC Conversion and excise taxes related to 2011 income.
•	Net increase in net assets resulting from operations for the quarter ended June 30, 2012 was $6.0 million, or $0.28 per share, as compared to $3.4 million, or $0.16 per pro forma share for the quarter ended March 31, 2012. Net asset value was approximately $315.6 million or approximately $14.70 per share after giving effect to approximately $0.4 million, or $0.02 per share in additional offering costs.
•	Total acquisitions during the quarter ended June 30, 2012 were $90.4 million, as compared to $75.2 million for the quarter ended March 31, 2012. Total acquisitions net of total dispositions during the quarter ended June 30, 2012 were $50.8 million, as compared to $29.1 million for the quarter ended March 31, 2012.
•	Our board of directors today declared a third quarter dividend of $0.35 per share, payable on September 28, 2012 to shareholders of record as of September 14, 2012. This represents an increase over the prior quarter’s dividend of $0.34 per share.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2012, our investment portfolio consisted of debt and equity positions in 44 portfolio companies with a total fair value of approximately $452.3 million. Debt positions represented approximately 84% of the portfolio fair value, 95% of which were senior secured debt. Equity positions represented approximately 16% of our investment portfolio.

(1) Except as otherwise specified, references to “we,” “us,” and “our” refer to SVCF and its consolidated subsidiary for the periods prior to the BDC Conversion, and refer to TCP Capital Corp. and its consolidated subsidiary for the periods after the BDC Conversion. Amounts and figures herein are reported on a consolidated basis with Special Value Continuation Partners, LP (“SVCP”), through which we conduct all of our investment operations. SVCF owns 100% of the common limited partnership interests of SVCP.

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As of June 30, 2012, the weighted average annual effective yield of our debt portfolio was approximately 11.5%.(2) As of June 30, 2012, approximately 51% of our debt portfolio at fair value had fixed interest rates and approximately 49% had floating interest rates, 86% of which had interest rate floors. As of June 30, 2012, approximately 0.5% of our investments at fair value were on non-accrual status.

During the three months ended June 30, 2012, we invested approximately $90.4 million across eight new and three existing portfolio companies. The investments were comprised of $82.9 million in senior secured floating rate debt and $7.5 million in a series of airplane financings comprised of debt and equity. Additionally, we received proceeds from sales and repayments of investment principal of approximately $39.6 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, while emphasizing preservation of capital.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2012 was approximately $11.1 million, or $0.52 per share, including $0.01 per share from original issue discount accretion, $0.02 per share from net market discount accretion, and $0.02 per share from income paid in kind. Total investment income was net of $0.4 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2012 were approximately $2.2 million, or $0.10 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.02 per share. Annualized expenses, including all costs of leverage (both interest expense and preferred dividends), as a percentage of average net assets were 3.4%.

Net investment income for the three months ended June 30, 2012 was approximately $8.9 million before preferred dividends. Net investment income after preferred dividends was $8.5 million, or $0.40 per share.

Net realized gains for the three months ended June 30, 2012 were $2.9 million, or $0.14 per share. The net realized gains during the period and the corresponding reversal of previously recognized unrealized gains were due primarily to the exit of two debt positions, NCO Group, Inc. and AerCap Holdings N.V., during the period. During the three months ended June 30, 2012 we recognized $(5.4) million in net unrealized depreciation.

Net increase in net assets applicable to common shareholders resulting from operations was $6.0 million, or $0.28 per share, as compared to $3.4 million, or $0.16 per pro forma share for the quarter ended March 31, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012, available liquidity was approximately $108.2 million, comprised of approximately $9.2 million in cash and cash equivalents (net of approximately $2.0 million in net outstanding acquisitions), and $99 million in available capacity under the credit facility.

Total leverage outstanding at June 30, 2012 was $151.0 million, comprised of $17.0 million on our revolving credit facility and $134.0 million on our preferred equity facility. Borrowings on our revolving credit facility bear interest at a rate of LIBOR plus 0.44%, and amounts drawn on our preferred equity facility bear interest at a rate of LIBOR plus 0.85%. The weighted average interest rate on amounts outstanding on the total leverage facility as of June 30, 2012 was 1.05%.

Leverage Program ($250 million):	Rate	Maturity
$116mm Senior Secured Credit Facility	LIBOR + 0.44%	July 2014
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

(2) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any prepayment and make-whole fee income and any debt investments on non-accrual status.

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RECENT DEVELOPMENTS

Our board of directors today declared a third quarter dividend of $0.35 per share payable on September 28, 2012 to shareholders of record as of September 14, 2012. This represents an increase over the prior quarter’s dividend of $0.34 per share

CONFERENCE CALL

TCP Capital Corp. will host a conference call on Thursday, August 9, 2012 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its second quarter results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 97399021 when prompted. The conference call will be webcast simultaneously in the investor relations section of its website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 20, 2012. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 97399021.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp.'s investment objective is to seek to generate high total returns while preserving capital through a portfolio focused primarily on investing in the debt of middle-market companies. TCP Capital Corp. is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager that typically invests in companies with enterprise values between $100 million and $1.5 billion. As a publicly-traded business development company regulated under the Investment Company Act of 1940, TCP Capital Corp. expects to distribute substantially all of its earnings to shareholders in the form of quarterly dividends. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the Company carefully before investing. This information and other information about the Company are available in the Company's filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the Company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the Company's initial public offering prospectus dated April 3, 2012 and the Company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the Company’s website at http://www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

CONTACT

Wendy Webb
TCP Capital Corp.
310-566-1042

Investor.relations@tcpcapital.com

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